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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-209827) and S-8 (Nos. 333-201636, 333-192019, 333-165261, 333-155304, 333-138716, 333-130270, 333-120395, 333-118322, 333-95901, 333-89008 and 333-43787) of Iron Mountain Incorporated of our report dated September 4, 2015 relating to the financial statements of Recall Holdings Limited, which appears in Iron Mountain Incorporated's Current Report on Form 8-K/A filed May 9, 2016.

/s/ PricewaterhouseCoopers

Sydney, Australia
May 5, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS